                                                                    EXHIBIT 10.1

                                                    as of May 20, 2005


UNIVERSAL AUTOMOTIVE, INC.
UNIVERSAL AUTOMOTIVE OF VIRGINIA, INC.
UNIVERSAL BRAKE PARTS, INC..
THE AUTOMOTIVE COMMODITY CONNECTION, INC.
c/o Universal Automotive Industries, Inc.
11859 South Central Avenue
Alsip, Illinois 60803

         Re:   Second Amendment to Forbearance and Amendment Agreement

Ladies and Gentlemen:

     We refer to that certain (a) Loan and Security Agreement, dated as of January 9, 2004 (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") by and among Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), as Agent ("Agent"), the other Lenders from time to time party thereto ("Lenders"), and Universal Automotive, Inc. ("Universal"), Universal Automotive of Virginia, Inc. ("Virginia"). Universal Brake Parts, Inc. ("Brake Parts") and The Automotive Commodity Connection, Inc. ("Connection", and together with Universal, Virginia and Brake Parts, each individually a "Borrower" and collectively, "Borrowers"): and (b) the letter re. Forbearance and Amendment Agreement dated as of April 11, 2005 among Borrowers, Lender and Agent, as amended by the Letter re: Amendment to Forbearance and Amendment Agreement dated as of May 12, 2005 (the "Forbearance Agreement"). All capitalized terms used herein shall have the meaning assigned thereto in the Forbearance Agreement, unless otherwise defined herein.

     Borrowers have advised Agent and Lenders that Borrowers may be unable to consummate an Approved Sale by the end of the Forbearance Period and have requested that Agent and Lenders (a) continue to forbear for a limited period of time from exercising their rights and remedies with respect to the Existing Defaults, and (b) continue to make additional Loans to the Borrowers during such limited forbearance period, and Agent and Lenders are willing to agree to the foregoing, on and subject to the terms and conditions set forth in this letter agreement (this "Amendment").

     In consideration of the premises and the respective agreements, covenants and warranties contained herein, the parties hereto hereby agree, covenant and warrant as follows:

     1. Amendment to Forbearance Period.

                  (a) Notwithstanding anything to the contrary contained in the Forbearance Agreement, at Borrowers' request and in reliance upon Borrowers' representations, warranties and covenants contained in this Amendment, and subject to the terms and conditions of this

Amendment, Agent and Lenders hereby agree to forbear during the Revised Forbearance Period (as defined below) from exercising any of Agent's and Lenders' rights and remedies with respect to the Existing Defaults, whether arising under the Loan Agreement, the other Financing Agreements or applicable law. For the purposes of this Amendment, the "Revised Forbearance Period" means the period commencing on the effective date of this Amendment and terminating on the earlier to occur of (i) May 27, 2005, and (ii) the date on which any one or more of the following events has occurred and is continuing (hereinafter referred to as an "Additional Event of Default"): (A) Borrowers' failure to perform or observe any of the terms and conditions of this Amendment, (B) Borrowers' failure to deliver to Agent, by 5:00 P.M. on May 23, 2005, a resolution by the Board of Directors of the Borrowers (in form and substance satisfactory to the Borrowers and the Agent and Lenders): (1) authorizing the Borrowers to obtain from a person or persons (the "Third Party Investor") loans (subordinated to the obligations of Agent and Lenders), a cash equity capital contribution, or the sale of the Borrowers' capital stock or equity, or the assets of the Borrowers to such Third Party Investor, and (2) in the event that the Borrowers are unable to obtain a commitment letter by May 26, 2005 from a Third Party Investor, authorizing the immediate commencement of the orderly winding down of the Borrowers' business operations and the liquidation of the Borrowers' assets and further authorizing the Borrowers to fully cooperate with Agent and Lenders in connection therewith, or (C) the commencement of any enforcement actions against the Borrowers by Laurus Master Fund, Ltd. seeking equitable relief, or (D) the occurrence of any Event of Default under the Loan Agreement that is not an Existing Default.

                  (b) During the Revised Forbearance Period, notwithstanding the existence of the Existing Defaults, at Borrowers' request and as an accommodation to Borrowers, Agent and Lenders agree to continue making Loans to Borrowers, except that, notwithstanding anything to the contrary contained in the Loan Agreement, the aggregate amount of Revolving Loans and Letter of Credit Accommodations outstanding shall not exceed, at any given time, $14,000,000 in the aggregate and the aggregate principal amount of Loans and Letter of Credit Accommodations outstanding to a Borrower shall not exceed the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower.

                  (c) From and after termination or expiration of the Revised Forbearance Period (the "Forbearance Termination Date"), the agreement of Agent and Lenders to forbear shall automatically and without further notice or action terminate and be of no further force and effect, and Agent and Lenders shall have the immediate and unconditional right, in their discretion, to exercise any or all of their rights and remedies under the Loan Agreement, the other Financing Agreements and applicable law with respect to the Existing Defaults, any other Event of Default which may be continuing on the date hereof or any Additional Default or any Event of Default which may occur after the date hereof, including, without limitation, the election by Agent and Lenders to cease making, in their sole discretion, any further Loans and/or to enforce their security interests in and liens upon the Collateral or any portion thereof. Agent and Lenders have not waived any of such rights or remedies, and nothing in this Amendment, nor the making of any Loans from and after the date hereof or after the Forbearance Termination Date, nor any delay on the part of Agent and Lenders after the Forbearance Termination Date in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

                  (d) Notwithstanding anything to the contrary contained in this Amendment, (i) this Amendment does not constitute the agreement or commitment by Agent and Lenders to make any additional Loans or provide any other credit accommodations to Borrowers from and after the Forbearance Termination Date, and all Loans made or other credit accommodations provided by Agent and Lenders from and after the Forbearance Termination Date shall be made in the sole and exclusive discretion of Agent and Lenders, and (ii) nothing contained in this Amendment shall limit, impair or affect the rights of Agent and Lenders under the Loan Agreement with respect to the making of Loans (including, without limitation, the right to establish and withhold Reserves in accordance with the Loan Agreement).

     2. Retention of Financial Advisors: Payment of Success Fee. In order to induce Agent and Lenders to enter into this Amendment, make Loans and other financial accommodations to Borrowers during the Forbearance Period subject to the terms and conditions set forth in this Amendment, and forbear during the Forbearance Period from exercising the rights and remedies of Agent and Lenders with respect to the Existing Defaults, Borrowers have retained The Parkland Group ("Parkland") to serve as their financial consultant. In consideration of the services being performed by Parkland, Agent and Lenders hereby agree to permit Parkland to receive a fee (the "Success Fee") and, under circumstances described in the last sub-paragraph of this Section 2 below, Agent and Lenders agree to pay the Success Fee. The Success Fee shall be earned if Parkland is entitled to receive a success fee under the terms of its agreement with the Borrowers, but the amount of the Success Fee payable by Agent and the Lenders hereunder shall be as follows:

                  (a) if, after payment in full of all Post Determination Date Obligations (as defined below), Agent and Lenders receive greater than 80% but less than 85% of the principal Obligations outstanding as of the Debt Determination Date (the "Debt Determination Date Obligations"), the Success Fee shall be 1% of the Debt Determination Date Obligations;

                  (b) if, after payment in full of all Post Determination Date Obligations, Agent and Lenders receive greater than 85% but less than 90% of the Debt Determination Date Obligations, the Success Fee shall be 1.25% of the Debt Determination Date Obligations;

                  (c) if, after payment in full of all Post Determination Date Obligations, Agent and Lenders receive greater than 90% but less than 95% of the Debt Determination Date Obligations, the Success Fee shall be 1.5% of the Debt Determination Date Obligations;

                  (d) if, after payment in full of all Post Determination Date Obligations, Agent and Lenders receive greater than 95% but less than 100% of the Debt Determination Date Obligations, the Success Fee shall be 2% of the Debt Determination Date Obligations, and

                  (e) if, after payment in full of all Post Determination Date Obligations, Agent and Lenders receive 100% of the Debt Determination Date Obligations, the Success Fee shall be 3.5% of the Debt Determination Date Obligations.

     As used in this Section 2, (i) "Debt Determination Date" shall mean the earlier to occur of (A) the consummation of the Approved Sale or (B) the date that an orderly liquidation of the Borrowers on terms and conditions acceptable to Agent and Lenders is commenced, or (C) the commencement of a case under the Bankruptcy Code; and (ii) "Post Determination Date Obligations" shall mean all accrued Obligations (other than principal Obligation) outstanding on the Debt Determination Date and all Obligations accruing after the Debt Determination Date.

     All fees and expenses of Parkland shall be solely the responsibility of Borrowers and in no event shall Agent or Lenders have any liability or responsibility for the payment of any such fees or expenses, nor shall Agent or Lenders have any obligation or liability to Borrowers or any other person by reason of any acts or omissions of Parkland or the sharing or disclosure of any information with Parkland, provided, however, that Agent and Lenders will pay to Parkland the Success Fee to the extent payable in accordance with the terms of this Section 2 if Borrowers do not make such payment at the time earned by Parkland under its retention agreement with the Borrowers. The payment of the Success Fee by Agent and Lenders shall constitute an Obligation of the Borrowers under the Loan Agreement, the amount of such payment shall be deducted from the Debt Determination Date Obligations for the purposes of calculating the amount of the Success Fee payable to Parkland, and the payment of the Success Fee to Parkland shall be further subject to any order of a court of competent jurisdiction relating thereto.

     3. Miscellaneous.. Notwithstanding anything to the contrary contained in
Section 8 of the Forbearance Agreement, nothing contained in Section 8 of the Forbearance Agreement shall release or be deemed to release any shareholder of Wachovia Bank, National Association from any Claims which Releasor has or may have against any such shareholder of Wachovia Bank, National Association for any Claim which does not arise on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Financing Agreements, as amended and supplemented through the date hereof.

     4. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Forbearance Agreement and the Financing Agreements are intended or implied and in all other respects the Forbearance Agreement and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the Forbearance Agreement or any of the Financing Agreements, the terms of this Amendment shall control. The Forbearance Agreement and this Amendment shall be read and construed as one agreement.

     5. Governing Law; Waiver of Jury Trial. The validity, interpretation and enforcement of this Amendment in any dispute arising our of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law). Each of the parties hereto hereby waives all right to trial by jury and any litigation relating to transactions under this Amendment, whether sounding in contract, tort or otherwise.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     7. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute one and the same Agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


                                Very truly yours,


                                WACHOVIA CAPITAL FINANCE CORPORATION
                                (CENTRAL), AS AGENT AND AS LENDER

                                By: /s/ ILLEGIBLE
                                   ---------------------------------

                                Title: DIRECTOR
                                      ------------------------------



AGREED TO:

UNIVERSAL AUTOMOTIVE, INC.
UNIVERSAL AUTOMOTIVE OF VIRGINIA, INC.
UNIVERSAL BRAKE PARTS, INC.
THE AUTOMOTIVE COMMODITY CONNECTION, INC.

By: /s/ ILLEGIBLE
   ---------------------------
Title: CFO             of each
      ------------------------